CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


Patrick T. Bannigan, President and Chief Executive Officer, and Terrie A. Wiedenheft, Treasurer and Chief Financial Officer of the Touchstone Variable Series Trust (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                 Chief Financial Officer
Touchstone Variable Series Trust        Touchstone Variable Series Trust


/s/ Patrick T. Bannigan                 /s/ Terrie A. Wiedenheft
--------------------------------        ---------------------------
Patrick T. Bannigan                     Terrie A. Wiedenheft
Date: September 5, 2003                 Date: September 5, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.

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